SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2013 (January 17, 2013)

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Knight Capital Group, Inc.

Current Report on Form 8-K

Item 2.02 Results of Operations and Financial Condition

The following information is furnished under Item 2.02, “Results of Operations and Financial Condition”, Item 7.01, “Regulation FD Disclosure”, and Item 9.01 “Financial Statements and Exhibits.” This information, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On January 24, 2013, Knight Capital Group, Inc. (the “Company” or “Knight”) issued a press release announcing its consolidated earnings for the fourth quarter of 2012. The press release did not include certain financial statements, related footnotes and certain other financial information that will be filed with the Securities and Exchange Commission as part of Knight’s Annual Report on Form 10-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

Effective March 31, 2013, Steven Sadoff’s employment with Knight Capital Americas LLC will terminate and he will cease serving as Executive Vice President, Head of Correspondent Clearing and Futures of the Company.

Item 7.01 Regulation FD Disclosure

The disclosure under Item 2.02 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not Applicable

(b)	Pro Forma Financial Information

Not Applicable

(c)	Shell Company Transactions

Not Applicable

(d)	Exhibits

Exhibit 99.1 - Press Release of Knight Capital Group, Inc. issued on January 24, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: January 24, 2013

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Knight Capital Group, Inc. issued on January 24, 2013.